CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 2, 2002 (except for Note 13, which is as of April 24, 2002) relating to the consolidated financial statements and financial statement schedules of Go Online Networks Corporation, (formerly Jones Naughton Entertainment, Inc.) which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Miller & McCollom

MILLER & MCCOLLOM

Lakewood, Colorado
March 31, 2003